Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-196850) of Shell Midstream Partners, L.P. of our report dated June 16, 2014 relating to the financial statements of Ho-Ho and our report dated June 16, 2014 relating to the balance sheet of Shell Midstream Partners, L.P., which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 17, 2014